First Internet Bancorp Reports Fourth Quarter and Full Year 2019 Results

Highlights for the fourth quarter and full year 2019 include:

▪	Record annual net income and diluted earnings per share of $25.2 million and $2.51, respectively

▪	Record quarterly net income of $7.1 million, compared to $6.3 million for the third quarter of 2019 and $3.6 million for the fourth quarter of 2018

▪	Record quarterly diluted earnings per share of $0.72, compared to $0.63 diluted earnings per share for the third quarter of 2019 and $0.35 diluted earnings per share for the fourth quarter of 2018

▪	Total quarterly revenue of $20.8 million, consistent with the third quarter of 2019 and an 18.9% increase from the fourth quarter of 2018

Fishers, Indiana, January 22, 2020 - First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the fourth quarter and full year ended December 31, 2019. Net income for the fourth quarter of 2019 was a record $7.1 million, or $0.72 diluted earnings per share. This compares to net income of $6.3 million, or $0.63 diluted earnings per share, for the third quarter of 2019, and net income of $3.6 million, or $0.35 diluted earnings per share, for the fourth quarter of 2018. The fourth quarter of 2018 results included a $2.4 million pre-tax write-down of commercial other real estate owned (“OREO”). Excluding this charge, adjusted net income for the quarter was $5.5 million, or $0.53 adjusted diluted earnings per share.

For the twelve month period ended December 31, 2019, net income was a record $25.2 million and diluted earnings per share were a record $2.51 compared to net income of $21.9 million and diluted earnings per share of $2.30 for the twelve month period ended December 31, 2018. Excluding the OREO write-down described above, adjusted net income for the full year 2018 was $23.8 million, or $2.50 adjusted diluted earnings per share.

“First Internet Bancorp produced strong 2019 results, highlighted by record annual net income that was driven by full-year revenue growth of 12%, well-managed expenses and disciplined balance sheet management,” said David Becker, Chairman, President and Chief Executive Officer. “We generated strong production in both commercial and consumer loans, particularly in a number of our specialty lending areas, including single-tenant lease financing, healthcare finance and horse trailer and recreational vehicle lending. Additionally, we capitalized on the lower interest rate environment to drive strong origination growth in our direct-to-consumer mortgage business.

“Looking to 2020, we continue to see opportunities for growth within our collection of lending franchises and to further implement strategies to diversify our revenue and enhance margins in a capital efficient manner,” Becker added. “In 2019, we made significant progress with our expansion into small business banking, capitalizing on attractive opportunities on both sides of our balance sheet. During the fourth quarter, we completed our acquisition of the small business lending division of First Colorado National Bank. This transaction, combined with the experienced professionals we brought on board during the year, positions us to accelerate our efforts to build a nationwide platform that offers a full suite of services to small business entrepreneurs.”

Mr. Becker concluded, “As always, I would like to thank the entire First Internet team for their very hard work to deliver record revenue and earnings performance again in 2019. Their dedication and efforts are the key to our ongoing growth and success.”

Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2019 was $15.4 million, compared to $15.2 million for the third quarter of 2019. On a fully-taxable equivalent basis, net interest income for the fourth quarter was $16.9 million, compared to $16.8 million for the third quarter. Net interest income on both a reported and fully-taxable equivalent basis, was consistent with the fourth quarter of 2018.

Total interest income for the fourth quarter of 2019 was $37.9 million, an increase of 0.5%, compared to the third quarter of 2019, and an increase of 18.9% compared to the fourth quarter of 2018. On a fully-taxable equivalent basis, total interest income for the fourth quarter was $39.4 million, an increase of 0.4% compared to the third quarter, and an increase of 18.4% compared to the fourth quarter of 2018. The slight increase in total interest income compared to the third quarter of 2019 was driven primarily by a $98.0 million, or 2.5%, increase in average interest-earning assets, partially offset by a 7 basis point (“bp”) decrease in the yield on those assets. The yield on interest-earning assets for the fourth quarter of 2019 declined to 3.73% from 3.80% in the prior quarter due primarily to the decline in short term rates during the quarter following Federal Reserve rate cuts in September and October, which negatively impacted the yields earned on cash balances, securities and other earning assets. Additionally, cash balances remained elevated as time deposit renewal rates exceeded expectations, which also negatively affected the yield on earning assets. Partially offsetting this was a 2 bp increase in the yield earned on the loan portfolio, including loans held for sale, which benefitted from the acquisition of Small Business Administration (“SBA”) loans and strong healthcare finance production during the quarter.

Total interest expense for the fourth quarter of 2019 was $22.5 million, relatively consistent with the third quarter of 2019, and an increase of 37.0% compared to the fourth quarter of 2018. During the fourth quarter, average interest-bearing deposit balances increased by $79.4 million, compared to the third quarter, while the cost of funds related to those deposits declined 5 bps. The increase in average interest-bearing deposit balances was due primarily to a $113.8 million, or 17.8%, increase in average money market account balances but was partially offset by a $32.1 million, or 1.4%, decrease in the average balance of certificates and brokered deposits. The decrease in deposit costs reflects a decrease in the rates paid on money market accounts and certificates of deposit (“CDs”) as well as a shift in the deposit mix from CDs to money market accounts. During the fourth quarter, the cost of money market deposits decreased by 10 bps and the cost of certificates and brokered deposits decreased 3 bps as rates paid on new CD production and renewals were below the rates paid on maturing CDs.

Net interest margin (“NIM”) was 1.51% for the fourth quarter of 2019, compared to 1.54% for the third quarter of 2019 and 1.89% for the fourth quarter of 2018. On a fully-taxable equivalent basis, NIM decreased 3 basis points to 1.67% for the fourth quarter of 2019, from 1.70% for the third quarter of 2019, and was down from 2.07% for the fourth quarter of 2018. Compared to the linked quarter, deposit costs had a positive impact of 4 bps on NIM while loan yields provided a benefit of 2 bps. However, these benefits were offset by the lower yields earned on elevated cash balances, which had a negative impact of 7 bps, and on other interest-earning assets, which had a negative impact of 2 bps.

Noninterest Income
Noninterest income for the fourth quarter of 2019 was $5.4 million, down from $5.6 million for the third quarter of 2019, and up from $2.0 million for the fourth quarter of 2018. Compared to the linked quarter, a decline in mortgage banking revenue was essentially offset by higher gain on sale of loans and loan servicing revenue. Mortgage banking revenue decreased $1.4 million, or 31.4%, as mandatory pipeline volumes and margins declined due to seasonal factors following an extraordinarily strong third quarter. The increase of $1.2 million in gain on sale of loans was driven by sales of $53.7 million of single tenant lease financing and public finance loans and the Company’s first sales of SBA 7(a) guaranteed loans, which included $9.2 million of balances. The Company also began earning loan servicing revenue from the acquired SBA servicing portfolio, recognizing $0.2 million during the fourth quarter.

Noninterest Expense
Noninterest expense for the fourth quarter of 2019 was $12.6 million, compared to $11.2 million for the third quarter of 2019 and $12.7 million for the fourth quarter of 2018. The increase from the third quarter was due primarily to a $0.6 million increase in deposit insurance premium, a $0.5 million increase in consulting and professional fees and a $0.3 million increase in salaries and employee benefits. Deposit insurance premium expense resumed in the fourth quarter after not incurring any expense in the third quarter of 2019 as a result of the small bank assessment credit applied by the Federal Deposit Insurance Corporation. The increase in consulting and professional fees was due to higher recruiting fees and third party loan review fees while salaries and employee benefits expense increased due to the headcount growth in the Company’s SBA lending business.

Income Taxes
The Company reported an income tax expense of $0.6 million for the fourth quarter of 2019 and an effective tax rate of 7.8%, compared to income tax expense of $0.4 million and an effective tax rate of 6.6% for the third quarter of 2019 and an income tax benefit of $0.3 million for the fourth quarter of 2018. The income tax benefit reported in the fourth quarter of 2018 primarily related to the write-down of the OREO property and the continued growth in the public finance portfolio, which increased the proportion of tax-exempt income relative to overall total pre-tax income. When excluding the income tax benefit related to the OREO write-down, the Company’s adjusted effective income tax rate for the fourth quarter of 2018 was 3.1%.

Loans and Credit Quality
Total loans as of December 31, 2019 were $3.0 billion, an increase of $82.3 million, or 2.9%, compared to September 30, 2019 and an increase of $247.3 million, or 9.1%, compared to December 31, 2018. Total commercial loan balances were $2.3 billion as of December 31, 2019, an increase of $93.5 million, or 4.3%, compared to September 30, 2019 and an increase of $296.9 million, or 14.9%, compared to December 31, 2018. Compared to the linked quarter, the growth in commercial loan balances was driven largely by production in healthcare finance and the acquisition of the SBA loan portfolio. These increases were partially offset by the sale of $53.7 million of single tenant lease financing and public finance loans discussed above.

Total consumer loan balances were $633.5 million as of December 31, 2019, a decrease of $8.6 million, or 1.3%, compared to September 30, 2019 and a decrease of $74.9 million, or 10.6%, compared to December 31, 2018. The decline in consumer loan balances from September 30, 2019 was driven primarily by increased early payoffs on portfolio residential mortgage loans.

Total delinquencies 30 days or more past due increased to 0.24% of total loans as of December 31, 2019, up from 0.13% as of September 30, 2019 and 0.15% as of December 31, 2018. The increase in delinquencies compared to the linked and prior year quarters was due primarily to the single tenant lease financing relationship that was placed on nonaccrual status in the third quarter of 2019 becoming past due. Overall credit quality remained solid as nonperforming loans to total loans remained low at 0.23% as of December 31, 2019, compared to 0.20% at September 30, 2019 and 0.03% as of December 31, 2018.

The allowance for loan losses as a percentage of total loans was 0.74% as of December 31, 2019, compared to 0.75% as of September 30, 2019 and 0.66% as of December 31, 2018. The slight decline in the coverage ratio compared to the linked quarter was due primarily to lower specific reserves in the commercial and industrial portfolio.

Net charge-offs of $0.3 million were recognized during the fourth quarter of 2019, resulting in net charge-offs to average loans of 0.04%, compared to 0.15% for the third quarter and 0.05% for the fourth quarter of 2018. The provision for loan losses in the fourth quarter was $0.5 million, compared to $2.8 million for the third quarter and $1.5 million for the fourth quarter of 2018. The third quarter’s results included a specific reserve of $1.7 million recognized on the single tenant lease financing relationship mentioned above and a $0.8 million commercial loan charge-off. The provision for the fourth quarter was driven primarily by growth in the healthcare finance portfolio and net charge-offs, partially offset by the loan sale activity.

Capital
As of December 31, 2019, total shareholders’ equity was $304.9 million, an increase of $9.8 million, or 3.3%, compared to September 30, 2019, primarily due to the net income earned during the quarter and a decrease in accumulated other comprehensive loss. Book value per common share increased to $31.30 as of December 30, 2019, up from $30.30 as of September 30, 2019 and $28.39 as of December 31, 2018. Tangible book value per share increased to $30.82, up from $29.82 and $27.93, each as of the same reference dates.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of December 31, 2019.

	As of December 31, 2019
	Company	Bank

Total shareholders' equity to assets	7.44%	8.11%
Tangible common equity to tangible assets [1]	7.33%	8.01%
Tier 1 leverage ratio [2]	7.64%	8.32%
Common equity tier 1 capital ratio [2]	10.84%	11.80%
Tier 1 capital ratio [2]	10.84%	11.80%
Total risk-based capital ratio [2]	14.00%	12.55%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 12:00 p.m. Eastern Time on Thursday, January 23, 2020 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 348-3664. A recorded replay can be accessed through February 23, 2020 by dialing (877) 344-7529; passcode: 10138147.
Additionally, interested parties can listen to a live webcast of the call on Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $4.1 billion as of December 31, 2019. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans, SBA financing and treasury management services in select geographies. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, timing of pending acquisitions, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios;

competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; failure to close any pending acquisitions; failure to satisfy or waive closing condition; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically adjusted net income, adjusted diluted earnings per share, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income - FTE, net interest income - FTE, net interest margin - FTE, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Executive Vice President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net income	$7,096	$6,326	$3,576	$25,239	$21,900

Per share and share information
Earnings per share - basic	$0.72	$0.63	$0.35	$2.51	$2.31
Earnings per share - diluted	0.72	0.63	0.35	2.51	2.30
Dividends declared per share	0.06	0.06	0.06	0.24	0.24
Book value per common share	31.30	30.30	28.39	31.30	28.39
Tangible book value per common share [1]	30.82	29.82	27.93	30.82	27.93
Common shares outstanding	9,741,800	9,741,800	10,170,778	9,741,800	10,170,778
Average common shares outstanding:
Basic	9,825,784	9,979,603	10,263,086	10,041,581	9,490,506
Diluted	9,843,829	9,980,612	10,275,040	10,044,483	9,508,653
Performance ratios
Return on average assets	0.69%	0.63%	0.43%	0.65%	0.72%
Return on average shareholders' equity	9.46%	8.40%	4.89%	8.52%	8.44%
Return on average tangible common equity [1]	9.61%	8.53%	4.98%	8.65%	8.60%
Net interest margin	1.51%	1.54%	1.89%	1.65%	2.09%
Net interest margin - FTE [1,2]	1.67%	1.70%	2.07%	1.82%	2.25%
Capital ratios [3]
Total shareholders' equity to assets	7.44%	7.21%	8.15%	7.44%	8.15%
Tangible common equity to tangible assets [1]	7.33%	7.10%	8.03%	7.33%	8.03%
Tier 1 leverage ratio	7.64%	7.66%	9.00%	7.64%	9.00%
Common equity tier 1 capital ratio	10.84%	10.93%	12.39%	10.84%	12.39%
Tier 1 capital ratio	10.84%	10.93%	12.39%	10.84%	12.39%
Total risk-based capital ratio	14.00%	14.17%	14.53%	14.00%	14.53%
Asset quality
Nonperforming loans	$6,732	$5,783	$889	$6,732	$889
Nonperforming assets	8,872	8,497	3,508	8,872	3,508
Nonperforming loans to loans	0.23%	0.20%	0.03%	0.23%	0.03%
Nonperforming assets to total assets	0.22%	0.21%	0.10%	0.22%	0.10%
Allowance for loan losses to:
Loans	0.74%	0.75%	0.66%	0.74%	0.66%
Nonperforming loans	324.4%	374.9%	2,013.1%	324.4%	2,013.1%
Net charge-offs to average loans	0.04%	0.15%	0.05%	0.07%	0.04%
Average balance sheet information
Loans	$2,936,144	$2,865,258	$2,577,584	$2,863,250	$2,364,336
Total securities	597,049	561,780	494,256	560,317	486,030
Other earning assets	452,945	469,454	148,311	355,412	116,074
Total interest-earning assets	4,031,327	3,933,315	3,236,144	3,809,903	2,984,608
Total assets	4,108,216	4,015,433	3,320,850	3,890,708	3,055,224
Noninterest-bearing deposits	49,570	43,972	48,779	44,682	45,562
Interest-bearing deposits	3,110,501	3,031,095	2,472,443	2,938,622	2,272,037
Total deposits	3,160,071	3,075,067	2,521,222	2,983,304	2,317,599
Shareholders' equity	297,623	298,782	289,844	296,382	259,416

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2018)
Amounts in thousands
	December 31, 2019	September 30, 2019	December 31, 2018
Assets
Cash and due from banks	$5,061	$6,283	$7,080
Interest-bearing deposits	322,300	410,119	181,632
Securities available-for-sale, at fair value	540,852	544,742	481,345
Securities held-to-maturity, at amortized cost	61,878	46,807	22,750
Loans held-for-sale	56,097	41,119	18,328
Loans	2,963,547	2,881,272	2,716,228
Allowance for loan losses	(21,840)	(21,683)	(17,896)
Net loans	2,941,707	2,859,589	2,698,332
Accrued interest receivable	18,607	16,652	16,822
Federal Home Loan Bank of Indianapolis stock	25,650	25,650	23,625
Cash surrender value of bank-owned life insurance	37,002	36,764	36,059
Premises and equipment, net	14,630	14,512	10,697
Goodwill	4,687	4,687	4,687
Servicing asset	2,481	—	—
Other real estate owned	2,065	2,619	2,619
Accrued income and other assets	67,066	85,948	37,716
Total assets	$4,100,083	$4,095,491	$3,541,692

Liabilities
Noninterest-bearing deposits	$57,115	$50,560	$43,301
Interest-bearing deposits	3,096,848	3,097,682	2,628,050
Total deposits	3,153,963	3,148,242	2,671,351
Advances from Federal Home Loan Bank	514,910	514,908	525,153
Subordinated debt	69,528	69,452	33,875
Accrued interest payable	3,767	2,635	1,108
Accrued expenses and other liabilities	53,002	65,114	21,470
Total liabilities	3,795,170	3,800,351	3,252,957
Shareholders' equity
Voting common stock	219,423	219,013	227,587
Retained earnings	99,681	93,182	77,689
Accumulated other comprehensive loss	(14,191)	(17,055)	(16,541)
Total shareholders' equity	304,913	295,140	288,735
Total liabilities and shareholders' equity	$4,100,083	$4,095,491	$3,541,692

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited, except for the twelve months ended December 31, 2018)
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Interest income
Loans	$31,574	$30,594	$27,249	$122,228	$99,082
Securities - taxable	3,475	3,468	2,927	13,807	10,630
Securities - non-taxable	604	639	701	2,595	2,810
Other earning assets	2,224	2,993	972	8,784	2,945
Total interest income	37,877	37,694	31,849	147,414	115,467
Interest expense
Deposits	18,417	18,363	13,338	69,313	42,484
Other borrowed funds	4,086	4,087	3,090	15,134	10,716
Total interest expense	22,503	22,450	16,428	84,447	53,200
Net interest income	15,374	15,244	15,421	62,967	62,267
Provision for loan losses	468	2,824	1,487	5,966	3,892
Net interest income after provision for loan losses	14,906	12,420	13,934	57,001	58,375
Noninterest income
Service charges and fees	213	211	237	885	934
Loan servicing revenue	166	—	—	166	—
Mortgage banking activities	2,953	4,307	1,141	11,541	5,718
Gain on sale of loans	1,721	523	89	2,074	503
Loss on sale of securities	—	—	—	(458)	—
Other	352	517	580	2,581	1,605
Total noninterest income	5,405	5,558	2,047	16,789	8,760
Noninterest expense
Salaries and employee benefits	7,168	6,883	5,738	27,014	23,174
Marketing, advertising and promotion	409	456	543	1,800	2,468
Consulting and professional fees	1,242	778	862	3,669	3,055
Data processing	312	381	320	1,338	1,233
Loan expenses	289	247	204	1,142	942
Premises and equipment	1,556	1,506	1,307	6,059	4,996
Deposit insurance premium	601	—	570	1,903	1,956
Write-down of other real estate owned	—	—	2,423	—	2,423
Other	1,036	952	772	3,709	2,936
Total noninterest expense	12,613	11,203	12,739	46,634	43,183
Income before income taxes	7,698	6,775	3,242	27,156	23,952
Income tax (benefit) provision	602	449	(334)	1,917	2,052
Net income	$7,096	$6,326	$3,576	$25,239	$21,900

Per common share data
Earnings per share - basic	$0.72	$0.63	$0.35	$2.51	$2.31
Earnings per share - diluted	$0.72	$0.63	$0.35	$2.51	$2.30
Dividends declared per share	$0.06	$0.06	$0.06	$0.24	$0.24

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,981,333	$31,574	4.20%	$2,902,081	$30,594	4.18%	$2,593,577	$27,249	4.17%
Securities - taxable	497,739	3,475	2.77%	462,490	3,468	2.97%	402,179	2,927	2.89%
Securities - non-taxable	99,310	604	2.41%	99,290	639	2.55%	92,077	701	3.02%
Other earning assets	452,945	2,224	1.95%	469,454	2,993	2.53%	148,311	972	2.60%
Total interest-earning assets	4,031,327	37,877	3.73%	3,933,315	37,694	3.80%	3,236,144	31,849	3.90%
Allowance for loan losses	(21,967)			(20,050)			(17,065)
Noninterest earning-assets	98,856			102,168			101,771
Total assets	$4,108,216			$4,015,433			$3,320,850

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$122,031	$223	0.73%	$126,130	$233	0.73%	$89,234	$182	0.81%
Savings accounts	34,298	94	1.09%	32,434	91	1.11%	42,694	123	1.14%
Money market accounts	752,941	3,653	1.92%	639,181	3,261	2.02%	518,421	2,575	1.97%
Certificates and brokered deposits	2,201,231	14,447	2.60%	2,233,350	14,778	2.63%	1,822,094	10,458	2.28%
Total interest-bearing deposits	3,110,501	18,417	2.35%	3,031,095	18,363	2.40%	2,472,443	13,338	2.14%
Other borrowed funds	584,386	4,086	2.77%	584,308	4,087	2.78%	499,877	3,090	2.45%
Total interest-bearing liabilities	3,694,887	22,503	2.42%	3,615,403	22,450	2.46%	2,972,320	16,428	2.19%
Noninterest-bearing deposits	49,570			43,972			48,779
Other noninterest-bearing liabilities	66,136			57,276			9,907
Total liabilities	3,810,593			3,716,651			3,031,006
Shareholders' equity	297,623			298,782			289,844
Total liabilities and shareholders' equity	$4,108,216			$4,015,433			$3,320,850

Net interest income		$15,374			$15,244			$15,421

Interest rate spread			1.31%			1.34%			1.71%
Net interest margin			1.51%			1.54%			1.89%
Net interest margin - FTE [2,3]			1.67%			1.70%			2.07%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Twelve Months Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest/Dividends	Yield/Cost	Average Balance	Interest/Dividends	Yield/Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,894,174	$122,228	4.22%	$2,382,504	$99,082	4.16%
Securities - taxable	462,704	13,807	2.98%	391,958	10,630	2.71%
Securities - non-taxable	97,613	2,595	2.66%	94,072	2,810	2.99%
Other earning assets	355,412	8,784	2.47%	116,074	2,945	2.54%
Total interest-earning assets	3,809,903	147,414	3.87%	2,984,608	115,467	3.87%
Allowance for loan losses	(19,891)			(16,097)
Noninterest earning-assets	100,696			86,713
Total assets	$3,890,708			$3,055,224

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$118,874	$882	0.74%	$90,229	$583	0.65%
Regular savings accounts	35,751	398	1.11%	51,333	585	1.14%
Money market accounts	637,360	12,661	1.99%	544,802	8,803	1.62%
Certificates and brokered deposits	2,146,637	55,372	2.58%	1,585,673	32,513	2.05%
Total interest-bearing deposits	2,938,622	69,313	2.36%	2,272,037	42,484	1.87%
Other borrowed funds	564,757	15,134	2.68%	468,411	10,716	2.29%
Total interest-bearing liabilities	3,503,379	84,447	2.41%	2,740,448	53,200	1.94%
Noninterest-bearing deposits	44,682			45,562
Other noninterest-bearing liabilities	46,265			9,798
Total liabilities	3,594,326			2,795,808
Shareholders' equity	296,382			259,416
Total liabilities and shareholders' equity	$3,890,708			$3,055,224

Net interest income		$62,967			$62,267

Interest rate spread			1.46%			1.93%
Net interest margin			1.65%			2.09%
Net interest margin - FTE [2,3]			1.82%			2.25%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	December 31, 2019		September 30, 2019		December 31, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$96,420	3.3%	$82,791	2.9%	$107,405	4.0%
Owner-occupied commercial real estate	73,392	2.5%	76,197	2.6%	77,569	2.9%
Investor commercial real estate	12,567	0.4%	11,852	0.4%	5,391	0.2%
Construction	60,274	2.0%	54,131	1.9%	39,916	1.5%
Single tenant lease financing	995,879	33.6%	1,008,247	35.0%	919,440	33.8%
Public finance	687,094	23.2%	686,622	23.8%	706,342	26.0%
Healthcare finance	300,612	10.1%	251,530	8.6%	117,007	4.4%
Small business lending	61,121	2.1%	22,447	0.8%	17,370	0.5%
Total commercial loans	2,287,359	77.2%	2,193,817	76.0%	1,990,440	73.3%

Consumer loans
Residential mortgage	313,849	10.6%	320,451	11.1%	399,898	14.7%
Home equity	24,306	0.8%	25,042	0.9%	28,735	1.1%
Trailers	146,734	5.0%	145,600	5.1%	136,620	5.0%
Recreational vehicles	102,702	3.5%	102,698	3.6%	91,912	3.4%
Other consumer loans	45,873	1.5%	48,275	1.7%	51,239	1.9%
Total consumer loans	633,464	21.4%	642,066	22.4%	708,404	26.1%

Net deferred loan fees, premiums, discounts and other [1]	42,724	1.4%	45,389	1.6%	17,384	0.6%

Total loans	$2,963,547	100.0%	$2,881,272	100.0%	$2,716,228	100.0%

	December 31, 2019		September 30, 2019		December 31, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$57,115	1.8%	$50,560	1.6%	$43,301	1.6%
Interest-bearing demand deposits	129,020	4.1%	122,551	3.9%	121,055	4.5%
Savings accounts	29,616	0.9%	34,886	1.1%	38,489	1.4%
Money market accounts	786,390	24.9%	698,077	22.2%	528,533	19.9%
Certificates of deposits	1,613,453	51.2%	1,681,377	53.4%	1,292,883	48.4%
Brokered deposits	538,369	17.1%	560,791	17.8%	647,090	24.2%
Total deposits	$3,153,963	100.0%	$3,148,242	100.0%	$2,671,351	100.0%

1 Includes carrying value adjustments of $21.4 million, $27.6 million and $5.0 million as of December 31, 2019, September 30, 2019 and December 31, 2018, respectively, related to interest rate swaps associated with public finance loans.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Total equity - GAAP	$304,913	$295,140	$288,735	$304,913	$288,735
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$300,226	$290,453	$284,048	$300,226	$284,048

Total assets - GAAP	$4,100,083	$4,095,491	$3,541,692	$4,100,083	$3,541,692
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,095,396	$4,090,804	$3,537,005	$4,095,396	$3,537,005

Common shares outstanding	9,741,800	9,741,800	10,170,778	9,741,800	10,170,778

Book value per common share	$31.30	$30.30	$28.39	$31.30	$28.39
Effect of goodwill	(0.48)	(0.48)	(0.46)	(0.48)	(0.46)
Tangible book value per common share	$30.82	$29.82	$27.93	$30.82	$27.93

Total shareholders' equity to assets ratio	7.44%	7.21%	8.15%	7.44%	8.15%
Effect of goodwill	(0.11)%	(0.11)%	(0.12)%	(0.11)%	(0.12)%
Tangible common equity to tangible assets ratio	7.33%	7.10%	8.03%	7.33%	8.03%

Total average equity - GAAP	$297,623	$298,782	$289,844	$296,382	$259,416
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$292,936	$294,095	$285,157	$291,695	$254,729

Return on average shareholders' equity	9.46%	8.40%	4.89%	8.52%	8.44%
Effect of goodwill	0.15%	0.13%	0.09%	0.13%	0.16%
Return on average tangible common equity	9.61%	8.53%	4.98%	8.65%	8.60%

Total interest income	$37,877	$37,694	$31,849	$147,414	$115,467
Adjustments:
Fully-taxable equivalent adjustments [1]	1,570	1,595	1,477	6,334	5,010
Total interest income - FTE	$39,447	$39,289	$33,326	$153,748	$120,477

Net interest income	$15,374	$15,244	$15,421	$62,967	$62,267
Adjustments:
Fully-taxable equivalent adjustments [1]	1,570	1,595	1,477	6,334	5,010
Net interest income - FTE	$16,944	$16,839	$16,898	$69,301	$67,277

Net interest margin	1.51%	1.54%	1.89%	1.65%	2.09%
Effect of fully-taxable equivalent adjustments [1]	0.16%	0.16%	0.18%	0.17%	0.16%
Net interest margin - FTE	1.67%	1.70%	2.07%	1.82%	2.25%

1 Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Income before income taxes - GAAP	$7,698	$6,775	$3,242	$27,156	$23,952
Adjustments:
Write-down of other real estate owned	—	—	2,423	—	2,423
Adjusted income before income taxes	$7,698	$6,775	$5,665	$27,156	$26,375

Income tax (benefit) provision - GAAP	$602	$449	$(334)	$1,917	$2,052
Adjustments:
Write-down of other real estate owned	—	—	509	—	509
Adjusted income tax provision	$602	$449	$175	$1,917	$2,561

Net income - GAAP	$7,096	$6,326	$3,576	$25,239	$21,900
Adjustments:
Write-down of other real estate owned	—	—	1,914	—	1,914
Adjusted net income	$7,096	$6,326	$5,490	$25,239	$23,814

Diluted average common shares outstanding	$9,843,829	$9,980,612	$10,275,040	$10,044,483	$9,508,653

Diluted earnings per share - GAAP	$0.72	$0.63	$0.35	$2.51	$2.30
Adjustments:
Effect of write-down of other real estate owned	—	—	0.18	—	0.20
Adjusted diluted earnings per share	$0.72	$0.63	$0.53	$2.51	$2.50

Return on average assets	0.69%	0.63%	0.43%	0.65%	0.72%
Effect of write-down of other real estate owned	0.00%	0.00%	0.23%	0.00%	0.06%
Adjusted return on average assets	0.69%	0.63%	0.66%	0.65%	0.78%

Return on average shareholders' equity	9.46%	8.40%	4.89%	8.52%	8.44%
Effect of write-down of other real estate owned	0.00%	0.00%	2.62%	0.00%	0.74%
Adjusted return on average shareholders' equity	9.46%	8.40%	7.51%	8.52%	9.18%

Return on tangible common equity	9.61%	8.53%	4.98%	8.65%	8.60%
Effect of write-down of other real estate owned	0.00%	0.00%	2.66%	0.00%	0.75%
Adjusted return on average tangible common equity	9.61%	8.53%	7.64%	8.65%	9.35%

Effective income tax rate	7.8%	6.6%	(10.3)%	7.1%	8.6%
Effect of write-down of other real estate owned	0.0%	0.0%	13.4%	0.0%	1.1%
Adjusted effective income tax rate	7.8%	6.6%	3.1%	7.1%	9.7%